Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, February 6, 2020. The Macerich Company (NYSE: MAC) today announced results of operations for the quarter ended December 31, 2019, which included net income attributable to the Company of $26.9 million or $.19 per share-diluted for the quarter ended December 31, 2019 compared to net income of $11.7 million or $.08 per share-diluted attributable to the Company for the quarter ended December 31, 2018. For the fourth quarter 2019, funds from operations (“FFO”)-diluted, excluding financing expense in connection with Chandler Freehold, was $148.1 million or $.98 per share-diluted compared to $165.7 million or $1.09 per share-diluted for the quarter ended December 31, 2018. A description and reconciliation of earnings per share (“EPS”)-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold is included within the financial tables accompanying this press release.

Results and Highlights:

•	Mall tenant annual sales per square foot for the portfolio increased by 10.3% to $801 for the twelve months ended December 31, 2019, compared to $726 for the twelve months ended December 31, 2018.

•	Mall portfolio occupancy was 94.0% at December 31, 2019, compared to 93.8% at September 31, 2019 and 95.4% at December 31, 2018.

•	Leasing volumes remain strong, with 2019 volume up nearly 20% over 2018 volume.

•	Average rent per square foot increased 3.3% to $61.06 at December 31, 2019, compared to $59.09 at December 31, 2018.

•

During 2019, the Company completed over $2 billion of financings at an average interest rate of 4.0% and an average maturity of 9.3 years, yielding $560 million of excess loan proceeds and liquidity at the Company’s share.

“We are pleased by a solid fourth quarter, culminating a year which met our earnings expectations, despite continued retail headwinds. Sales productivity within the portfolio is strong, and we continue to experience an improving leasing environment with annual leasing transactions and square footage up significantly compared to 2018,” said the Company’s Chief Executive Officer, Thomas O’Hern. “We are encouraged by the early success of our recently opened Fashion District Philadelphia, as well as the accretive opportunities to re-purpose former Sears locations with mixed-use and other high traffic generating tenants.”

Development/Redevelopment:

The recently opened Fashion District Philadelphia continues to experience strong leasing momentum, with Primark among many others, recently added to a tenant roster that includes Century 21, Burlington, Industrious, H&M, Nike, AMC Theaters, Round One, City Winery, Wonderspaces, Candytopia, Ulta, Kate Spade New York, Sephora, A/X Armani, DSW Shoes, American Eagle/Aerie, Hollister, Columbia Sportswear, Guess Factory and Skechers. With additional tenant openings scheduled throughout 2020 and early 2021, the financial contributions from this asset are expected to continue to escalate over the next several quarters. Located in Center City and spanning four levels across three city blocks, and with an immediate connection to multiple forms of mass transit within the concourse level of the property, Fashion District represents a unique and diverse consolidation of retail, entertainment and co-working uses that is unrivaled within downtown Philadelphia.

Construction continues at the joint venture owned One Westside. The entirety of this 584,000 square foot, Class A creative office campus in West Los Angeles will be occupied by Google, which is expected in the third quarter of 2022. Estimated remaining project costs for this coveted, well-located real estate are approximately $80 million at the Company’s 25% pro-rata share.

Financing Activity:

On December 3, 2019, the Company closed a $540.0 million loan on Kings Plaza in Brooklyn, NY. The new loan bears interest at a fixed rate of 3.62% and matures on January 1, 2030. The proceeds were used to refinance an existing $427.4 million loan and to repay a portion of the Company’s revolving line of credit.

On December 18, 2019, the Company’s joint venture at One Westside closed a $414.6 million construction loan with a bank syndicate. The loan bears interest at LIBOR + 1.70%, which will reduce to LIBOR + 1.50% upon achieving certain conditions, and matures on December 18, 2024. This loan is expected to fund the Company’s share of the remaining obligations to complete the adaptive re-use redevelopment of this former regional mall.

2020 Earnings Guidance:

The Company is providing its 2020 guidance for estimated EPS – diluted and FFO per share-diluted. A reconciliation of estimated EPS-diluted to FFO per share-diluted follows:

Year 2020 Guidance
EPS-diluted	$0.33 - $0.43
Plus: real estate depreciation and amortization	3.15 - 3.15
Less: gain on sale of depreciable assets	0.08 - 0.08

FFO per share-diluted	$3.40 - $3.50

More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 51 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, Macerich has achieved the #1 GRESB ranking in the North American Retail Sector for five straight years (2015 – 2019). Additional information about Macerich can be obtained from the Company’s website at www.Macerich.com.

Investor Conference Call:

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on February 6, 2020 at 10:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2019	2018	2019	2018
Revenues:
Leasing revenue (a)	$222,584	$224,619	$858,874	$883,996
Other income	7,825	10,865	27,879	32,875
Management Companies’ revenues	11,432	11,390	40,709	43,480

Total revenues	241,841	246,874	927,462	960,351

Expenses:
Shopping center and operating expenses	68,523	62,787	271,547	277,470
Management Companies’ operating expenses	16,575	19,686	66,795	91,910
Leasing expenses (a)	7,267	3,033	29,611	11,624
REIT general and administrative expenses	5,799	5,746	22,634	24,160
Costs related to shareholder activism	—	—	—	19,369
Depreciation and amortization	84,086	86,828	330,726	327,436
Interest expense (b)	47,989	46,485	138,254	182,962
Loss on extinguishment of debt	—	—	351	—

Total expenses	230,239	224,565	859,918	934,931

Equity in income of unconsolidated joint ventures	14,426	20,443	48,508	71,773
Income tax benefit (expense)	114	1,805	(1,589)	3,604
Gain (loss) on sale or write down of assets, net	3,597	(31,311)	(11,909)	(31,825)

Net income	29,739	13,246	102,554	68,972
Less net income attributable to noncontrolling interests	2,848	1,497	5,734	8,952

Net income attributable to the Company	$26,891	$11,749	$96,820	$60,020

Weighted average number of shares outstanding—basic	141,384	141,208	141,340	141,142

Weighted average shares outstanding, assuming full conversion of OP Units (c)	151,800	151,581	151,755	151,502

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (c)	151,800	151,581	151,755	151,504

Earnings per share (“EPS”)—basic	$0.19	$0.08	$0.68	$0.42

EPS—diluted	$0.19	$0.08	$0.68	$0.42

Dividend declared per share	$0.75	$0.75	$3.00	$2.97

FFO—basic and diluted (c) (d)	$152,939	$170,030	$606,662	$573,285

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold (c) (d)	$148,144	$165,657	$536,961	$564,436

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism (c) (d)	$148,144	$165,657	$537,312	$583,805

FFO per share—basic and diluted (c) (d)	$1.01	$1.12	$4.00	$3.78

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold (c) (d)	$0.98	$1.09	$3.54	$3.73

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism (c) (d)	$0.98	$1.09	$3.54	$3.85

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

In accordance with the adoption of ASC Topic 842, “Leases” (“ASC 842”) effective January 1, 2019, the Company is required to present all revenues related to its leases as a single line item. In addition, ASC 842 requires that the Company present lease revenues net of the Company’s provision for bad debts (See the Company’s Form 8-K supplemental financial information for further detail of the components of leasing revenue). For comparison purposes, the Company has reclassified minimum rents, percentage rents, tenant recoveries and the leasing portion of other revenues for the three and twelve months ended December 31, 2018. For the three and twelve months ended December 31, 2018, the Company’s provision for bad debts is included in shopping center and operating expenses.

In accordance with ASC 842, the Company has expensed all leasing costs that were not incremental and contingent to the execution of new leases or lease renewals. For comparison purposes, the Company has reclassified leasing expenses for the three and twelve months ended December 31, 2018 that were previously included in Management Companies’ operating expenses.

(b)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $5,662 and $76,640 to adjust for the change in the fair value of the financing arrangement obligation during the three and twelve months ended December 31, 2019, respectively; and a credit of $5,946 and $15,225 to adjust for the change in fair value of the financing arrangement obligation during the three and twelve months ended December 31, 2018, respectively, (ii) distributions of $2,027 and $7,184 to its partner representing the partner’s share of net income for the three and twelve months ended December 31, 2019, respectively; and $2,502 and $9,079 to its partner representing the partner’s share of net income for the three and twelve months ended December 31, 2018, respectively and (iii) distributions of $867 and $6,939 to its partner in excess of the partner’s share of net income for the three and twelve months ended December 31, 2019, respectively; and distributions of $1,573 and $6,376 to its partner in excess of the partner’s share of net income for the three and twelve months ended December 31, 2018, respectively.

(c)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Beginning in the first quarter of 2018, the Company revised its definition of FFO so that FFO excluded the impact of the financing expense in connection with Chandler Freehold. Beginning in the third quarter of 2019, the Company now presents a separate non-GAAP measure—FFO excluding financing expense in connection with Chandler Freehold. The Company has revised the FFO presentation for the three and twelve months ended December 31, 2018 to conform to the current presentation. The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold, non-routine costs associated with extinguishment of debt and costs related to shareholder activism provide useful supplemental information regarding the Company’s performance as they show a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net income attributable to the Company to FFO attributable to common stockholders and unit holders - basic and diluted, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism (d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2019	2018	2019	2018
Net income attributable to the Company	$26,891	$11,749	$96,820	$60,020
Adjustments to reconcile net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	1,980	863	7,131	4,407
(Gain) loss on sale or write down of consolidated assets, net	(3,597)	31,311	11,909	31,825
Add: gain on undepreciated asset sales from consolidated assets	3,214	1,469	3,829	4,884
Noncontrolling interests share of gain (loss) on sale or write-down of consolidated joint ventures	547	—	(2,822)	580
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	81	21	462	(2,993)
Add: gain on sales or write down of undepreciated assets from unconsolidated joint ventures (pro rata), net	—	293	—	666
Depreciation and amortization on consolidated assets	84,086	86,828	330,726	327,436
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(4,057)	(3,847)	(15,124)	(14,793)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	48,058	44,922	189,728	174,952
Less: depreciation on personal property	(4,264)	(3,579)	(15,997)	(13,699)

FFO attributable to common stockholders and unit holders—basic and diluted	152,939	170,030	606,662	573,285
Financing expense in connection with Chandler Freehold	(4,795)	(4,373)	(69,701)	(8,849)

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold—basic and diluted	148,144	165,657	536,961	564,436
Loss on extinguishment of debt	—	—	351	—
Costs related to shareholder activism	—	—	—	19,369

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism—diluted	$148,144	$165,657	$537,312	$583,805

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per share—diluted (d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2019	2018	2019	2018
EPS—diluted	$0.19	$0.08	$0.68	$0.42
Per share impact of depreciation and amortization of real estate	0.82	0.82	3.23	3.13
Per share impact of loss (gain) on sale or write down of assets, net	0.00	0.22	0.09	0.23

FFO per share—basic and diluted	$1.01	$1.12	$4.00	$3.78
Per share impact of financing expense in connection with Chandler Freehold.	(0.03)	(0.03)	(0.46)	(0.05)

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold	$0.98	$1.09	$3.54	$3.73
Per share impact of loss on extinguishment of debt	—	—	—	—
Per share impact of costs related to shareholder activism	—	—	—	0.12

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism	$0.98	$1.09	$3.54	$3.85

Reconciliation of Net income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2019	2018	2019	2018
Net income attributable to the Company	$26,891	$11,749	$96,820	$60,020
Interest expense—consolidated assets	47,989	46,485	138,254	182,962
Interest expense—unconsolidated joint ventures (pro rata)	27,560	27,357	106,534	108,914
Depreciation and amortization—consolidated assets	84,086	86,828	330,726	327,436
Depreciation and amortization—unconsolidated joint ventures (pro rata)	48,058	44,922	189,728	174,952
Noncontrolling interests in the OP	1,980	863	7,131	4,407
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(9,755)	(9,460)	(35,977)	(36,388)
Loss on extinguishment of debt	—	—	351	—
(Gain) loss on sale or write down of assets, net—consolidated assets	(3,597)	31,311	11,909	31,825
Loss (gain) on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	81	21	462	(2,993)
Add: Noncontrolling interests share of gain (loss) on sale or write down of consolidated joint ventures, net	547	—	(2,822)	580
Income tax (benefit) expense	(114)	(1,805)	1,589	(3,604)
Distributions on preferred units	100	100	401	398

Adjusted EBITDA (e)	$223,826	$238,371	$845,106	$848,509

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2019	2018	2019	2018
Adjusted EBITDA (e)	$223,826	$238,371	$845,106	$848,509
REIT general and administrative expenses	5,799	5,746	22,634	24,160
Costs related to shareholder activism	—	—	—	19,369
Management Companies’ revenues	(11,432)	(11,390)	(40,709)	(43,480)
Management Companies’ operating expenses	16,575	19,686	66,795	91,910
Leasing expenses, including joint ventures at pro rata	8,150	3,033	33,320	11,624
Straight-line and above/below market adjustments	(7,099)	(6,837)	(30,637)	(32,068)

NOI—All Centers	235,819	248,609	896,509	920,024
NOI of non-Same Centers	(3,984)	(14,124)	(22,402)	(44,353)

NOI—Same Centers (f)	231,835	234,485	874,107	875,671
Lease termination income of Same Centers	(432)	(3,074)	(5,741)	(12,955)

NOI—Same Centers, excluding lease termination income (f)	$231,403	$231,411	$868,366	$862,716

NOI—Same Centers percentage change, excluding lease termination income (f)	0.00%		0.65%

(e)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s general and administrative expenses, costs related to shareholder activism and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.